UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 28, 2009

AMERIWEST ENERGY CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52034	98-0359930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Marine Drive Suite 210 Blaine, Washington	98230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 332-1650

(Former name or Former Address, if Changed Since Last Report.)
123 West 1st Ave., Suite 215
Casper, WY 82601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.  DEPARTURE OF DIRECTORS, PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation of Walter R. Merschat

On May 21, 2009, Mr. Walter R. Merschat resigned from his positions as Director of Ameriwest Energy Corp., a Nevada corporation (the “Company”).

Resignation of Chris D. Wright

On May 28, 2009, Mr. Chris D. Wright resigned from his positions as Director of the Company.

Appointment of William E. Allen

On May 26, 2009, the Board of Directors of the Company appointed Mr. William E. Allen to serve as Director of the Company.  Mr. Allen is expected to be appointed to one or more committees of the Board at future meetings, but currently serves on no committee.

Mr. Allen, 68, has been active in the domestic and international petroleum industry since 1956.  He has personally acquired mineral rights, drilled wells and discovered oil fields on his own properties in the United States and had acquired and sold important concessions in South America.  By virtue of this experience, Mr. Allen has knowledge of the engineering, geological and financial aspects of the petroleum industry.  Mr. Allen graduated with a degree in journalism from the University of Kentucky.

          There have been no related party transactions between Mr. Allen and the Company. Mr. Allen has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIWEST ENERGY CORP.

By:	/s/ William E. Allen
William E. Allen, Director

Dated:  May 28, 2009